CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Perkins Discovery Fund and the Perkins Opportunity Fund and to the use of our report dated April 23, 2004 on the statement of assets and liabilities of the Perkins Discovery Fund and the Perkins Opportunity Fund. Such statement of assets and liabilities appear in the Funds’ Statement of Additional Information.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 27, 2004